UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 18, 2009

CHINA INTERNATIONAL TOURISM HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

1-10559 (Commission File Number)	65-1021346 (IRS Employer Identification Number)

E Pang Gong Site, 44 Hong Guang Road, Xi An, P.R.China 710068
(Address of principal executive offices)

(8629) 8436-8561
(Issuer's telephone number)

 Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China International Tourism Holdings, Ltd., a Nevada corporation (“Registrant”), in connection with the items described below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Exhibit-10.1 Plan of Exchange Between Chengkai Logistics Co Ltd. and China International Tourism Holdings, Ltd.

Signatures

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2009, China International Tourism Holdings, Ltd., (the “Registrant” or “CIHS”) entered into a Plan of Exchange agreement (the “Agreement”) between and among the Registrant, Chengkai Logistics Co Ltd., a corporation organized under the laws of the Peoples’ Republic of China (“Chengkai”), the shareholders of Chengkai (“Chengkai Shareholders”) and Ms. Wanwen Su, our President and Director (“Ms. Su”).

Pursuant to the terms of the Agreement, the Registrant would acquire 100% of the capital stock of Chengkai in exchange for the issuance by Registrant of 50,000,000 new shares of post-split Common Stock to Chengkai, which will give Chengkai an interest in CIHS representing approximately 37.7% of the then issued and outstanding shares on a dilutive basis. The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

CIHS and Chengkai shall be hereby reorganized, such that CIHS shall acquire 100% the capital stock of Chengkai, and Chengkai shall become a wholly-owned subsidiary of CIHS.

It is important to note that Ms. Su is also the President of Chengkai.

Registrant currently has issued and outstanding 48,591,809 shares of par value $.0001 Common Stock which trades on the Over-The-Counter Bulletin Board under the symbol “CIHS”.

An executed copy of the Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1  Plan of Exchange, dated as of February 18, 2009, by and among China International Tourism Holdings Ltd. and Chengkai Logistics Co Ltd.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China International Tourism Holdings, Ltd.

DATED: February 18, 2009	By:	/s/ Su, Wanwen
Wanwen Su President

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